Exhibit 10.1
ARROW ELECTRONICS, INC.
NORTH AMERICAN COMPONENTS OPERATION
7459 SOUTH LIMA STREET
ENGLEWOOD, CO 80112
April 8, 2011
Mr. Joseph V. Gulfo
President & CEO, MELA Sciences, Inc.
50 South Buckhout Street, Suite 1
Irvington, NY 10533
Re: Letter of Understanding Regarding Proposed Terms of Sale
Dear Mr. Gulfo:
     In consideration of the soon to be established credit limit of $75.0K, and re-payment terms of net 30-days, MELA Sciences, Inc. and Arrow Electronics, Inc. agree to the following:
1.	MELA Sciences will deposit $500,000.00 USD into an escrow account, #***, for the benefit of MELA, which will be held in trust, interest free, and be applied to the invoices described herein, and according to the attached payment schedule. This payment is to be made via a wire transfer of funds to Arrow’s bank. That wire address being:
Bank Name: JP Morgan Chase Bank
Bank Address: 10410 Highland Manor Drive, Tampa, FL 33610
ABA Routing #: 021000021
SWIFT #: CHASUS33
Account #: ***
Bank Telephone No: 212-552-5729
Bank Contact Name: Max Toscano
2.	With respect to the Last Time Buy Agreement (LTB), CYII4SM1300AA-QDC, MELA Sciences has with Cypress Semiconductor Corporation (who was recently acquired by On Semiconductor Corporation and who will honor the LTB Agreement between the parties), MELA will provide Arrow with a purchase order for *** Cypress components, specifically part number CYII4SM1300AA-QDC, with a per unit price of $*** USD. The total value of these components is $1,265,039.90 USD. After the trust deposit mentioned above is received, Arrow will acquire, from Cypress, the LTB components mentioned above after a Non-Cancelable, Non-Returnable (NCNR) contract is executed by MELA Sciences.
3.	Arrow will be the facilitator by which components are returned, or credited, if the yield is not 90.0% as stated in section 5.1 of the Cypress Agreement. Pursuant to the LTB Agreement Cypress should replace, or credit, nonconforming goods in excess of the 10% agreed upon rate within 30 days following notice to Cypress from MELA Sciences regarding the same. Cypress will deliver replacement sensors to the MELA/Askion facility and will remit all credits to MELA Sciences through Arrow. Arrow shall credit MELA Sciences immediately following its receipt of any such

***	This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

credit from Cypress.
4.	MELA Sciences understands that there is a lead-time of approximately 20 weeks for Arrow to acquire the named components from Cypress. Arrow will promptly notify MELA Sciences once these components are available and ready for shipment. If there are unusual delays Arrow will promptly notify MELA Sciences.

5.	Once the components are available for delivery MELA Sciences agrees to accept twelve (12) consecutive monthly shipments of *** pieces in accordance with the attached schedule, the first shipment to take place immediately.

6.	Each of the twelve shipments will be booked with net 30-day terms, and each for $105,420.00 USD, plus any applicable tax, freight and handling fees. Arrow will apply $41,666.67 from the funds held in trust to each of the twelve invoices. MELA Sciences agrees to remit eleven (11) on-time payments of $63,753.33 net-30 days, subject to any credit issued, and one (1) final on-time payment of $63,753.23. At the same time MELA Sciences agrees to remit any applicable taxes, freight charges and handling fees with each of the twelve payments. See attached schedule.

7.	If at any time MELA Sciences is unable to pay its obligation under this arrangement, Arrow reserves the right to use the balance of the trust deposit to satisfy the remaining obligation and to seek after any legal means available to it in order to satisfy the amount still owing. If for any reason Cypress notifies MELA Sciences, or Arrow, that it will no longer be providing the sensors contemplated hereby, or cannot do so within three (3) months of the delivery schedule attached hereto, then upon MELA Science’s request Arrow shall promptly remit the remainder of any funds in the trust account held by it for MELA Sciences and this agreement shall terminate.
     Please acknowledge your acceptance of the above by signing below and returning the original executed document to me at the above address.
Sincerely,
ARROW ELECTRONICS INC.
Michael Fassula, Account Finance Manager
303-645-8705 Telephone

/s/ Joseph V. Gulfo	April 8, 2011
Joseph V. Gulfo, President & CEO, MELA Sciences, Inc.	Date

***	This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

MELA Sciences, Inc. Shipment & Payment Schedule

Shipment Schedule					Payment Schedule
	Components Shipped		Parts Remaining To
Month	To MELA		Be Shipped		Payment From Trust	MELA Sciences Pays*
1	0		0		$—	$(500.000.00)
2	0		0		$—	$—
3	0		0		$—	$—
4	0		0		$—	$—
5	*	**	*	**	$—	$—
6	*	**	*	**	$41,666.67	$63,753.33
7	*	**	*	**	$41,666.67	$63,753.33
8	*	**	*	**	$41,666.67	$63,753.33
9	*	**	*	**	$41,666.67	$63,753.33
10	*	**	*	**	$41,666.67	$63,753.33
11	*	**	*	**	$41,666.67	$63,753.33
12	*	**	*	**	$41,666.67	$63,753.33
13	*	**	*	**	$41,666.67	$63,753.33
14	*	**	*	**	$41,666.67	$63,753.33
15	*	**	*	**	$41,666.67	$63,753.33
16	*	**	0		$41,666.67	$63,753.33
17	0		0		$41,666.67	$63,753.33

*	Plus Applicable Taxes, Freight & Handling Charges

***	This material has been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.